UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Although it has not yet finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2023, nor for the first quarter ended March 31, 2024, Celularity Inc. (“Celularity”) announced on May 21, 2024, that it expects to report that it had approximately $12.1 million of net revenue for the quarter ended December 31, 2023, and expects to have approximately $14.8 million of net revenue for the quarter ended March 31, 2024, in each case from its biomaterial product sales and biobanking services (which are reported on its income statement as net revenue from product sales and net revenue from services).

The information contained in this Item 2.02 of this Current Report on Form 8-K is unaudited and preliminary and does not present all information necessary for an understanding of Celularity’s financial condition at or as of December 31, 2023 nor March 31, 2024. The audit of Celularity’s consolidated financial statements for the year ended December 31, 2023 and the review of Celularity’s consolidated financial statements for the quarter ended March 31, 2024 is ongoing and could result in changes to the information set forth above.

The information in this Item 2.02 and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosures.

On May 21, 2024, Celularity will host an Investor and Analyst Research & Development Day beginning at 12:00 p.m. EDT at its corporate headquarters in Florham Park, N.J. and virtually, at which Celularity will present and distribute a slide presentation to provide updates and summaries of its business (the “Investor and R&D Day Presentation”). Celularity is posting a copy of the Investor and R&D Day Presentation to the “Investor Relations” portion of its website at https://celularity.com/investor-relations/.

A copy of the Investor and R&D Day Presentation is also attached to this Current Report on Form 8-K as Exhibit 99.1. Celularity undertakes no obligation to update, supplement or amend the Investor Day Presentation attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Celularity Inc. May 21, 2024 Investor and R&D Day Presentation
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	May 21, 2024	By:	/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D.
Chairman and CEO